Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Brett Larsen	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5500	(206) 729-3625
KEY TRONIC CORPORATION ANNOUNCES RESULTS
FOR THE FIRST QUARTER OF FISCAL YEAR 2024
Year-over-Year Revenue Up 8%; New Program Wins
Spokane Valley, WA— October 31, 2023 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the quarter ended September 30, 2023. These results are in line with the preliminary results announced on October 24, 2023.
For the first quarter of fiscal year 2024, Keytronic reported total revenue of $147.8 million, up 8% from $137.3 million in the same period of fiscal year 2023. The Company’s gross margin for the first quarter of 2024 was 7.4% and operating margin was 2.2%, compared to a gross margin of 7.6% and an operating margin of 2.4% in the same period of fiscal 2023. For the first quarter of fiscal 2024, net income was $0.3 million or $0.03 per share, compared to $1.2 million or $0.11 per share for the same period of fiscal 2023.
The year-over-year decline in earnings was primarily a result of unanticipated severance costs of $0.6 million, or approximately $0.04 to $0.05 per diluted share, as the Company reduced its workforce by over 100 employees in Mexico and the US. The workforce reduction reflects softening demand for a number of different programs and is expected to reduce operating expenses by more than $5 million annually. Keytronic also continued to be adversely impacted by high interest expense and the strength of the Mexican Peso, although the Mexican Peso has weakened during the second quarter.
“During first quarter of fiscal year 2024, we continued to ramp many new programs produced in our US facilities and remained profitable, despite a softening of customer demand for our Mexico-based programs,” said Craig Gates, President and Chief Executive Officer. “As previously announced, the large program with a leading power equipment company is now expected to resume materially in fiscal 2025 rather than 2024, with a redesigned product.”
“At the same time, we continued to expand our customer base during the first quarter and won new programs involving security equipment, sporting goods, environmental solutions, and industrial control systems. We’re also seeing some gradual improvement in our gross margins and have continued to reduce our inventories to be more in line with current revenue levels, as well as reducing our accounts payable, leasing obligations and overall debt in the quarter.”
“In the second half of fiscal year 2024, we expect increased demand for many of our Mexico-based programs. Overall, we continue to see the favorable trend of contract manufacturing returning to North America, as well as a growing number of potential customers evaluating a migration of their China-based manufacturing to our facility in Vietnam.”
The financial data presented for first quarter of fiscal year 2024 should be considered preliminary and could be subject to change, as the Company’s independent auditor has not completed their review procedures.
Business Outlook
For the second quarter of fiscal 2024, Keytronic expects to report revenue in the range of $135 million to $145 million and earnings in the range of $0.05 to $0.10 per diluted share. These expected results assume an effective tax rate of 20% in the coming quarter.

Conference Call
Keytronic will host a conference call to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern) today. A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 888-254-3590 or +1-323-794-2551 (Access Code: 5128668). A replay will be available at www.keytronic.com under “Investor Relations”.

About Keytronic
Keytronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico, China and Vietnam. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Keytronic visit: www.keytronic.com.

Forward-Looking Statements
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to those including such words as aims, anticipates, believes, continues, estimates, expects, hopes, intends, plans, predicts, projects, targets, or will, similar verbs, or nouns corresponding to such verbs, which may be forward looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company’s statements regarding its expectations with respect to financial conditions and results, including revenue and earnings, demand for certain products and the effectiveness of some of our programs, business from customers and programs, and impacts from operational streamlining. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to: the future of the global economic environment and its impact on our customers and suppliers; the availability of components from the supply chain; the availability of a healthy workforce; the accuracy of suppliers’ and customers’ forecasts; development and success of customers’ programs and products; timing and effectiveness of ramping of new programs; success of new-product introductions; the risk of legal proceedings or governmental investigations relating to the subject of the internal investigation by the Company’s Audit Committee and related or other unrelated matters; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; impact of new governmental legislation and regulation, including tax reform, tariffs and related activities, such trade negotiations and other risks; and other factors, risks, and uncertainties detailed from time to time in the Company’s SEC filings.

KEYTRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2023	October 1, 2022
Net sales	$147,763	$137,263
Cost of sales	136,901	126,884
Gross profit	10,862	10,379
Research, development and engineering expenses	2,241	2,296
Selling, general and administrative expenses	5,784	5,656
Gain on insurance proceeds, net of losses	(431)	(934)
Total operating expenses	7,594	7,018
Operating income	3,268	3,361
Interest expense, net	3,011	1,887
Income before income taxes	257	1,474
Income tax (benefit) provision	(78)	322
Net income	$335	$1,152
Net income per share — Basic	$0.03	$0.11
Weighted average shares outstanding — Basic	10,762	10,762
Net income per share — Diluted	$0.03	$0.11
Weighted average shares outstanding — Diluted	11,003	10,832

KEYTRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2023	July 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	3,574	3,603
Trade receivables, net of allowance for doubtful accounts of $23 and $23	141,442	150,600
Contract assets	32,903	29,925
Inventories, net	126,778	137,911
Other	22,930	27,510
Total current assets	327,627	349,549
Property, plant and equipment, net	28,085	28,870
Operating lease right-of-use assets, net	15,928	16,202
Other assets:
Deferred income tax asset	13,205	12,254
Other	7,500	11,397
Total other assets	20,705	23,651
Total assets	392,345	418,272
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	101,638	115,899
Accrued compensation and vacation	11,860	13,351
Current portion of debt, net	6,196	7,849
Other	13,330	14,867
Total current liabilities	133,024	151,966
Long-term liabilities:
Term loans	6,272	6,726
Revolving loan	109,517	114,805
Operating lease liabilities	10,939	10,317
Deferred income tax liability	324	274
Other long-term obligations	1,201	3,567
Total long-term liabilities	128,253	135,689
Total liabilities	261,277	287,655
Shareholders’ equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,762 and 10,762 shares, respectively	47,786	47,728
Retained earnings	83,321	82,986
Accumulated other comprehensive income (loss)	(39)	(97)
Total shareholders’ equity	131,068	130,617
Total liabilities and shareholders’ equity	392,345	418,272
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